Exhibit 99.1

September 5, 2019

Zillow Group Prices Upsized Offering of $600 Million of 0.75% Convertible Senior Notes due 2024 and Offering of $500 Million of 1.375% Convertible Senior Notes due 2026

SEATTLE, September 5, 2019 (PR NEWSWIRE) — Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG) announced today the pricing of its offering of $600 million aggregate principal amount of its 0.75% convertible senior notes due 2024 (the “2024 Notes”) and $500 million aggregate principal amount of its 1.375% convertible senior notes due 2026 (the “2026 Notes”) in private placements under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering of 2024 Notes was increased from the previously announced offering size of $500 million. Zillow Group also granted each of the initial purchasers a 30-day option to purchase up to an additional $90 million aggregate principal amount of the 2024 Notes and a 30-day option to purchase up to an additional $75 million aggregate principal amount of the 2026 Notes. The sale of the 2024 Notes and the 2026 Notes is expected to close on September 9, 2019, subject to customary closing conditions.

Zillow Group expects that the net proceeds from the 2024 Notes will be approximately $592.2 million (or $681.1 million if the initial purchasers exercise their option to purchase additional 2024 Notes in full), after deducting the initial purchasers’ discounts and commissions and offering expenses payable by Zillow Group, and that the net proceeds from the 2026 Notes will be approximately $493.5 million (or $567.5 million if the initial purchasers exercise their option to purchase additional 2026 Notes in full), after deducting the initial purchasers’ discounts and commissions and offering expenses payable by Zillow Group. Zillow Group intends to use approximately $75.2 million of the net proceeds from the 2024 Notes and approximately $75.4 of the net proceeds from the 2026 Notes to pay the cost of the capped call transactions described below. Zillow Group intends to use the remainder of the net proceeds for general corporate purposes, which may include working capital, sales and marketing activities, general and administrative matters and capital expenditures. If the initial purchasers exercise their option to purchase additional 2024 Notes or 2026 Notes, Zillow Group expects to use a portion of the proceeds from the sale of such additional notes to enter into additional capped call transactions and for general corporate purposes, which may include working capital, sales and marketing activities, general and administrative matters and capital expenditures.

The 2024 Notes and the 2026 Notes will be senior, unsecured obligations of Zillow Group, and will mature on September 1, 2024 and September 1, 2026, respectively, unless earlier repurchased, redeemed or converted in accordance with their terms. The 2024 Notes will bear interest at a fixed rate of 0.75% per year, and the 2026 Notes will bear interest at a fixed rate of 1.375% per year, each payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2020.

Prior to the close of business on the business day immediately preceding March 1, 2024, in the case of the 2024 Notes, or March 1, 2026 in the case of the 2026 Notes, the 2024 Notes or the 2026 Notes, respectively, will be convertible at the option of the holders only under certain conditions.

On or after March 1, 2024, in the case of the 2024 Notes, or March 1, 2026 in the case of the 2026 Notes, until the close of business on the second scheduled trading day immediately preceding the applicable maturity date, holders may convert their 2024 Notes or 2026 Notes, respectively, at their option at the conversion rate then in effect, irrespective of these conditions. Zillow Group will settle conversions of the 2024 Notes and the 2026 Notes by paying or delivering, as the case may be, cash, shares of its Class C capital stock, or a combination of cash and shares of its Class C capital stock, at its election.

The conversion rate for the 2024 Notes will initially be 22.9830 shares of Class C capital stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $43.51 per share of Class C capital stock). The conversion rate for the 2026 Notes will initially be 22.9830 shares of Class C capital stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $43.51 per share of Class C capital stock). The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. Zillow Group may redeem for cash all or part of the 2024 Notes, at its option, on or after September 5, 2022, under certain circumstances, at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (as defined in the indenture governing the 2024 Notes). Zillow Group may redeem for cash all or part of the 2026 Notes, at its option, on or after September 5, 2023, under certain circumstances, at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (as defined in the indenture governing the 2026 Notes).

If Zillow Group undergoes a fundamental change (as defined in each of the indentures governing the 2024 Notes and 2026 Notes), holders may require Zillow Group to repurchase for cash all or part of their 2024 Notes or 2026 Notes, as applicable, at a repurchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as defined in each of the indentures governing the 2024 Notes and 2026 Notes). In addition, if certain fundamental changes occur, Zillow Group may be required, in certain circumstances, to increase the conversion rate for any 2024 Notes and 2026 Notes converted in connection with such fundamental changes by a specified number of shares of its Class C capital stock.

In connection with the pricing of the 2024 Notes and the 2026 Notes, Zillow Group has entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and certain other financial institutions (the “Capped Call Counterparties”). For each of the 2024 Notes and the 2026 Notes, the capped call transactions are expected generally to reduce the potential dilution to Zillow Group’s Class C capital stock upon any conversion of such notes and/or offset the cash payments Zillow Group is required to make in excess of the principal amount of such notes in the event that the market price of Zillow Group’s Class C capital stock is greater than the strike price of the capped call transactions (which initially corresponds to the initial conversion price of such notes and is subject to certain adjustments under the terms of the capped call transactions), with such reduction and/or offset subject to a cap based on the cap price of the capped call transactions. The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the 2024 Notes and the 2026 Notes, the number of shares of Zillow Group’s Class C capital stock that will underlie such notes.

Zillow Group expects that, in connection with establishing their initial hedges of the capped call transactions, the Capped Call Counterparties and/or their respective affiliates will enter into various derivative transactions with respect to Zillow Group’s Class C capital stock or purchase shares of Zillow Group’s Class C capital stock concurrently with, or shortly after, the pricing of the 2024 Notes and the 2026 Notes. This activity could increase (or reduce the size of any decrease in) the market price of Zillow Group’s Class C capital stock, the 2024 Notes or the 2026 Notes at that time, and could result in a higher effective conversion price for the 2024 Notes and/or the 2026 Notes.

In addition, the Capped Call Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Zillow Group’s Class C capital stock or by purchasing or selling Zillow Group’s Class C capital stock or other securities of Zillow Group in secondary market transactions following the pricing of the 2024 Notes and the 2026 Notes, and prior to the maturity of the 2024 Notes and the 2026 Notes (and are likely to do so during any observation period relating to a conversion of the 2024 Notes or the 2026 Notes or in connection with any repurchase of 2024 Notes or 2026 Notes by Zillow Group). This activity could also cause or avoid an increase or a decrease in the market price of Zillow Group’s Class C capital stock, the 2024 Notes or the 2026 Notes, which could affect the ability of holders of the 2024 Notes and/or the 2026 Notes to convert such notes and, to the extent the activity occurs during any observation period related to a conversion of the 2024 Notes or the 2026 Notes, it could affect the number of shares and value of the consideration that holders of the 2024 Notes or the 2026 Notes will receive upon conversion of the 2024 Notes and 2026 Notes.

These offerings are being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Any offers of the 2024 Notes and 2026 Notes will be made only by means of a private offering memorandum. None of the 2024 Notes, the 2026 Notes or any shares of Zillow Group’s Class C capital stock issuable upon conversion of the 2024 Notes or the 2026 Notes have been or are expected to be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation, or any sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, including, without limitation, statements regarding Zillow Group’s offering of the 2024 Notes and the 2026 Notes and the intended use of the net proceeds of these offerings. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, risks related to whether Zillow Group will consummate the offering of the 2024 Notes and the 2026 Notes and the capped call transactions on the expected terms, or at all, market and other general economic conditions, whether Zillow Group will be able to satisfy the conditions required to close any sale of the 2024 Notes, the 2026 Notes or the capped call transactions and the fact that Zillow Group’s management will have broad discretion in the use of the proceeds from any sale of the 2024 Notes and the 2026 Notes. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

(ZFIN)

Contacts:

Raymond Jones

Investor Relations

ir@zillowgroup.com

Emily Heffter

Public Relations

press@zillow.com

Source: Zillow Group, Inc.